UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	December 12, 2006

Glenayre Technologies, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15761	98-0085742
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

825 8th Avenue, 23rd Floor, New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	770-283-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Departure of Principal Officer; (c) Appointment of Principal Officer

On December 14, 2006, the Company announced the appointment of Jordan Copland as the Company’s executive vice president and chief financial officer, effective as of December 18, 2006. Mr. Copland succeeds Debra Ziola as executive vice president and chief financial officer, whose retirement was announced on November 7, 2006. Ms. Ziola will continue to advise the Company through January 31, 2007.

In connection with Mr. Copland’s appointment, the Company and Mr. Copland have entered into a letter agreement (the “Employment Agreement”) dated as of December 12, 2006. Pursuant to the Employment Agreement, Mr. Copland’s base salary will be $325,000, and on the effective date of his employment, he will be awarded options to purchase 585,000 shares of common stock of the Company, which shall vest as provided in the Employment Agreement. Mr. Copland will also be eligible to participate in the Company’s Incentive Bonus Plan. The Employment Agreement contains the additional terms regarding Mr. Copland’s employment, including, without limitation, provisions regarding termination and change of control.

A copy of Mr. Copland’s Employment Agreement is filed with this report as Exhibit 10.1 and is hereby incorporated by reference. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement.

Mr. Copland, age 44, has more than 20 years of financial management experience, including serving media companies and investment banks. Since 2000, he has served as executive vice president of strategic development and chief financial officer at GSICommerce, an industry leader in outsourced eCommerce.

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A copy of the Company’s press release, dated December 14, 2006, with respect to the above matters is furnished herewith as Exhibit 99.1.

(e) Material Compensatory Plan, Contract or Arrangement

Effective December 12, 2006, the Company’s board of directors approved changes to the compensation of Clarke H. Bailey in connection with his previously announced resignation as Chief Executive Officer of the Company and return to the non-executive position of Chairman of the board of directors. Mr. Bailey's annual base salary was decreased to $320,000 from $650,000. In addition, Mr. Bailey will no longer participate in the Company's annual incentive plan, and will no longer be eligible for a car allowance or for reimbursement of annual social club dues. Mr. Bailey’s entitlement to an award of stock options upon the closing of any acquisition or disposition transaction by the Company, as disclosed on July 19, 2006, remains unchanged.

In connection with the Company entering into an agreement to sell the messaging business, as announced on December 14, 2006, Mr. Bailey and Matthew K. Behrent, the Company’s Senior Vice President and Chief Acquisitions Officer, received options to purchase 75,000 and 50,000 shares of common stock, respectively, on December 14, 2006, at an exercise price of $2.30 per share, based on the closing price of the Company’s stock on December 13, 2006. In the event that the sale of the messaging business does not close, the options will be forfeited. The option grant to Mr. Bailey was made pursuant to the terms of his compensation arrangement described above, and the option grant to Mr. Behrent was made pursuant to the terms of his previously disclosed compensation arrangement. Such options were granted pursuant to the Company’s 1996 Stock Incentive Plan.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

10.1	Letter Agreement between Jordan Copland and Glenayre Technologies, Inc. dated December 12, 2006.
99.1	Company’s News Release dated December 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glenayre Technologies, Inc

Dated:	December 15, 2006	By:	/s/ Debra Ziola

Name: Debra Ziola

Title:	Executive Vice President
and Chief Financial Officer

Glenayre Technologies, Inc.

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Letter Agreement between Jordan Copland and Glenayre Technologies, Inc. dated December 12, 2006.
99.1	Company’s News Release dated December 14, 2006.